UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 5, 2008


                                 VALCOM, INC.
	     ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                 000-28416                    58-1700840
    ---------------	  ------------------------	-------------------
    (State or other       (Commission File Number)         (IRS Employer
    jurisdiction of              	                Identification No.)
     incorporation)


              2113A Gulf Boulevard, Indian Rocks Beach, FL 33785
	      ---------------------------------------------------
              (Address of Principal executive offices) (Zip Code)


                                (727) 953-9778
			-------------------------------
                        (Registrant's telephone number)


              2525 North Naomi Street, Burbank, California 91504
	   ----------------------------------------------------------
           (Former address of principal executive offices) (zip code)

                                  Copies to:
                            Darrin M. Ocasio, Esq.
                      Sichenzia Ross Friedman Ference LLP
                            61 Broadway, 32nd Floor
                           New York, New York 10006
                             Phone: (212) 930-9700
                              Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the  Securities  Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.

        On August 5, 2008, the United States Bankruptcy Court for the Central District of California entered an Order Confirming Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan") of Valcom, Inc. (the "Company"). The Plan classifies claims and interest in various Classes according to their right to priority of payments as provided in the United States Bankruptcy Code, 11 U.S.C.{section} 101 et seq. (the "Bankruptcy Code"). The Plan provides that upon payment of all obligations pursuant to the Plan, the Company shall be discharged of liability for payment of debts, claims and liabilities incurred before confirmation of the Plan, to the extent specified in {section}1141 of the Bankruptcy Code.

      The Plan provides for the treatment of each Class, and for the cash payments that each Class of creditors will receive (and for the existing equity interests and rights that equity security holders will retain) under the Plan. The effective date of the Plan is contemplated to be on or about August 15, 2008 (the "Effective Date").

        The Company plans to fund the Plan through cash on hand and accumulated by the Effective Date to pay off the allowed Priority Unsecured Tax claims of potentially $191,164.05, and the first month's payment of approximately $17,000 plus interest to its non-priority unsecured creditors. The Company has on hand approximately $170,000 and estimates that it will have almost $300,000 available for disbursement on the Effective Date.

      The Company has entered into numerous contracts in order to assure a steady rate of business-generated cash flow and funding of the Company through the full and complete consummation of the Plan. The Company has obtained contracts with Shop Television Network worth $40,000 per month, film library sales of its A.J. Time Travelers properties with Porchlight Productions expected to bring in $450,000 in August 2008, and its World Wrestling Legends/Hot Dish, PCH, and the Platters properties, worth $900,000. In addition, the Company has secured another $272,000 in contracts, which are expected to generate revenues prior to the Effective Date.

      On the Effective Date, unexpired leases and executory contracts shall be assumed as obligations of the reorganized Company. The Order of the Court approving the Plan constitutes an order approving the assumption of each lease and contract.

      Within 120 days of the entry of the order confirming the Plan, the Company will file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested notice. Further status reports shall be filed every 120 days and served on the same entities until the Plan is fully consummated.

      The Company is authorized to issue 250 million shares of common stock and 25 million shares of preferred stock. The Company currently has approximately 12,000,000 shares issued and outstanding. All persons or entities holding preferred or common stock in the Company are referred to in the Plan as "Interest Holders". The pre-existing pre-petition equity ownership interests and rights of all Interest Holders will be left intact and unimpaired. The Company, pursuant to the terms of the Plan, is contemplating the issuance of approximately 38,000,000 shares of common stock to insiders who are also debt holders of the Company who have the pre-petition, pre-existing right to receive equity for debt. Of the total amount of common shares contemplated to be issued, a majority of the common shares are to be issued to insiders of the Company.




ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Not applicable.

(B)   PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(C)   SHELL COMPANY TRANSACTIONS.

      Not applicable.

(D) EXHIBITS


EXHIBIT   DESCRIPTION
NUMBER
-------	  -----------
2.1       Valcom, Inc.'s Second Amended Plan of Reorganization

99.1 Order Confirming Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, entered August 5, 2008.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     		VALCOM, INC.


Date: August 13, 2008		By:/s/ Vince Vellardita
				   ----------------------
                           	Vince Vellardita, Chief Executive Officer